Contact:
Patriot National Bank
900 Bedford Street
Stamford, CT 06901
Charles F. Howell
President and CEO
Robert F. O’Connell
SEVP & CFO
(203) 324-7500

FOR IMMEDIATE RELEASE

PATRIOT NATIONAL BANCORP, INC. ANNOUNCES APPROVAL TO TRANSFER NASDAQ LISTING TO THE NASDAQ GLOBAL MARKET Stamford, Connecticut, August 28, 2006. Patriot National Bancorp, Inc. (NASDAQ: PNBK), the parent of Patriot National Bank, announced today that NASDAQ has approved its application to transfer its listing to The NASDAQ Global Market®. In connection with Patriot's previously announced proposed public offering of 1,100,000 shares of common stock, Patriot applied to transfer its listing from The NASDAQ Capital Market® to The NASDAQ Global Market. Patriot’s shares of common stock will begin trading on The Nasdaq Global Market on Tuesday, August 29, 2006, and will continue to trade under the symbol “PNBK.”

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This announcement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Copies of the preliminary prospectus relating to this offering are not yet available. When available, they may be obtained from Sandler O’Neill & Partners, L.P., 919 Third Avenue,
6th Floor New York, New York 10022.

Patriot National Bank is headquartered in Stamford, Connecticut and has ten full service branches in Stamford, Greenwich, Old Greenwich, Norwalk, Wilton, Darien and Southport, Connecticut.

Statements in this press release that are not historical facts, including statements concerning future results, performance, expectations or intentions, are forward-looking statements. Actual results, performance or developments may differ materially from forward-looking statements as a result of known or unknown risks, uncertainties, and other factors, including those identified from time to time in the Company’s other filings with the Securities and Exchange Commission, press releases and other communications. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Except as required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.